SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2014

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle
Greenwood Village, Colorado	80111
(Address of principal executive offices)	(zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Following its announcement earlier this week that copper concentrate production at Batu Hijau was halted, PT Newmont Nusa Tenggara (“PTNNT”) today announced it officially notified the Government of Indonesia and employees that it is invoking the force majeure clause of its Contract of Work due to ongoing export restrictions. PTNNT continues discussions with the Government to seek a resolution of the export issues. A copy of PTNNT’s news release is furnished as Exhibit 99.1 to this report.

Investors are cautioned that Newmont Mining Corporation’s (“Newmont”) 2014-2016 copper outlook, issued on April 24, 2014, assumed the continuation of Batu Hijau operations, timely receipt of export approvals and other factors. To the extent that PTNNT is unable to export by the end of June, it will impact Newmont’s ability to achieve its copper outlook. As a result, investors are cautioned not to rely on such outlook.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	PTNNT News Release, dated June 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Stephen P. Gottesfeld
Name:	Stephen P. Gottesfeld
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: June 5, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	PTNNT News Release dated June 5, 2014